Exhibit 10.32.2

SECURITIES PLEDGE AGREEMENT

TIDS SECURITIES PLEDGE AGREEMENT (this “Agreement”) is made as of January 19_ 2021 (the “Effective Date”), by and among James Walesa, an individual that is a domicile in the State of Texas (“Walesa” also referred to as the “Pledgor”) and Allied Integral United, Inc., a Delaware corporation having an address at 8800 Village Drive, Suite 201, San Antonio, Texas 78217 (the “Corporation” and also referred to as the “Pledgee”). (collectively, the “Pledgor”) in favor of the Pledgee.

RECITALS:

WHEREAS, Pledgee has obligations (the “Walesa Guaranteed Obligations”) under that certain Simpsonville Backstop Agreement, as amended to and including the date ofthis Agreement (the “Indemnity Agreement”);

WHEREAS, the Pledgee has agreed to collateralize and secure the Walesa Guaranteed Obligations by granting a security interest in the securities listed on Schedule A, attached hereto, and all and any other securities issued by the Corporation or any subsidiary of the Corporation, including any options or warrants or other rights to acquire any securities of the Corporation or any subsidiary ofthe Corporation or any subsidiary ofthe Corporation (collectively, the “Pledged Securities”);

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Indemnity Agreement; and

WHEREAS, in order to secure the payment ofany and all obligations ofPledgor under the Indemnity Agreement, Pledgor hereby pledges and grants Pledgee a security interest in all of the Pledged Securities in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the truth and accuracy of which are hereby acknowledged by the Parties, and in order to induce Pledgee to continue to incur obligations regarding the Simpsonville Litigation without currently demanding the fully payment thereof on or prior to the date of this Agreement and for other good and valuable consideration, the receipt and sufficiency ofwhich is hereby acknowledged, Pledgor hereby agrees as follows:

AGREEMENT:

1.	Definitions.

(a)       The term “Company” shall mean the Corporation and, unless the context otherwise requires, AIU Alternative Care, Inc., a Delaware corporation and each other subsidiaries of the Corporation and/or their respective successors.

(b)       The term “Event of Default” shall mean and include: (i) any material inaccuracy in any representation or warranty made by Pledgor in this Agreement; (ii) any breach of Pledgor’ s covenants contained in this Agreement; or (iii) any default under the terms of the Indemnity Agreement that is not cured within five (5) business days after notice of such default by the Corporation.

(c)       The term “Instruments” shall mean each certificate or other instrument (if any) representing any of the Pledged Securities.

(d)       The term “Obligations” shall mean all debts, obligations and liabilities of Pledgor to Pledgee under the Indemnity Agreement, including the Walesa Guaranteed Obligations.

(e)       The term “Securities Laws” shall mean, collectively, the Securities Act of 1933, as amended, as now or hereafter in effect, any similar federal or state statute and blue sky laws now or hereafter enacted analogous in purpose or effect.

(f)       The term “UCC” shall mean the Uniform Commercial Code as now enacted or hereafter in effect in the State of Delaware.

(g)       All other capitalized terms not defined herein shall have the meanings ascribed thereto in the Indemnity Agreement.

2.	Pledge and Security Interest.

To secure all of the Obligations, Pledgor hereby grants, pledges, hypothecates, assigns and delivers to Pledgee a first priority security interest in all of Pledgor’s respective right, title and interest in and to the Pledged Securities, including, without imitation (i) all rights and interest of Pledgor in the capital of the Company deriving or arising from the Pledged Securities and, subject to Section 7, all rights of Pledgor to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of the Pledged Securities, (ii), subject to Section 7, all other payments due or to become due to Pledgor in respect of the Pledged Securities including, but not limited to, all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Securities, (iii), subject to Section 6, any right of Pledgor to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder deriving or arising from the Pledged Securities,

(iv) subject to Section 7, all rights of Pledgor deriving or arising from the Pledged Securities, to all property and assets of the Company (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action, licenses, permits or otherwise), (v) all certificates or instruments (if any) evidencing the Pledged Securities or other ownership thereof in the Company or its assets, and (vi) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

3.	Delivery of Certificates for Pledged Securities.

Simultaneously with the execution of this Agreement, Pledgor shall transfer and deliver to Pledgee the Instruments evidencing the Pledged Securities. The foregoing Instruments shall be accompanied by a unit transfer power, duly endorsed in blank by Pledgor, to the benefit of Pledgee. Pledgee shall have the right, upon Pledgor’s default in the payment or performance of the Obligations, in its discretion, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Securities; provided, that Pledgee shall promptly notify Pledgor of any such transfer or registration, but the failure to provide such notice will not invalidate such transfer or registration; provided, further, that upon the cure or waiver of any such default, the Pledgee shall promptly re-transfer such Pledged Securities to Pledgor and register such Pledged Securities in the name of Pledgor.

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4.	Additional Property to be Pledged.

If Pledgor receives, or becomes entitled to receive, any units or other Instruments representing securities of the Company with respect to such Pledged Securities (including, without limitation, any certificates issued pursuant to the declaration of a dividend or unit split, or pursuant to a merger, recapitalization or reorganization), Pledgor agrees to accept the same as Pledgee’s and to hold the same in an express trust for the benefit of Pledgee and to deliver the same forthwith to Pledgee, in the identical form in which the same was received, and, upon request of Pledgee, together with Pledgor’s unit transfer power duly executed in blank. Such certificates shall be held on behalf of Pledgee subject to the terms hereof as further security for the Obligations. All such Instruments required to be pledged under this Section 4 shall be included within, held, applied and disposed of as part of the Pledged Securities pursuant to the terms of this Agreement. All other proceeds of, substitutions for and distributions regarding the Pledged Securities received by Pledgor will be held by Pledgor in express trust for Pledgee, will not be commingled with any other funds or property of Pledgor, and will be turned over to Pledgee in precisely the form received (but endorsed by Pledgor, if necessary) not later than the business day following the day of their receipt by Pledgor; and all proceeds of, substitutions for and distributions relating to the Pledged Securities will be held by Pledgee as Pledged Securities hereunder.

5.	Certain Representation, Warranties and Covenants of Pledgor.

Pledgor makes the following representations, warranties and covenants to Pledgee:

(a)       Ownership. The Pledged Securities are titled in the name of Pledgor and Pledgor is the sole legal and beneficial owner of the Pledged Securities.

(b)	Authority.

(i)           Pledgor has all necessary power and authority and capacity to enter into this Agreement and perform Pledgor’s obligations hereunder.

(ii)	The execution, delivery and performance of this Agreement:

(A)	does not require the approval of any governmental agency, other entity or person; and

(B)	will not violate any law, agreement or restriction by which Pledgor is bound.

(iii)           This Agreement is the legal, valid and binding obligation of Pledgor, and is enforceable against Pledgor in accordance with its terms.

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(c)	Title.

(i)           The Pledged Securities are, and during the term of this Agreement will be, owned by Pledgor free and clear of any pledge, mortgage, security interest, hypothecation, lien, charge, encumbrance, conditional sale and other title retention agreements, choate and inchoate tax liens, assessments, covenants, restrictions, reservations, rights or claims of third parties, other burdens and any security interest therein, except the security interest granted under this Agreement for the benefit of Pledgee.

(ii)           The Pledged Securities are, and during the term of the Agreement will be, free from any rights of first refusal or other restrictions (other than those in favor of Pledgee) that could impair, impede or affect Pledgee’s sale of the Pledged Securities. The Pledged Securities are not subject to any restrictions on transfer and/or disposition by Pledgor or Pledgee.

(d)	Maintenance of Security Interest; Defend Pledgee’s Rights.

(i)           Pledgor will take any action reasonably requested by Pledgee to preserve the Pledged Securities and to perfect, establish the priority of, continue perfection and enforce Pledgee’s interest in the Pledged Securities and Pledgee’s rights under this Agreement (including the delivery of any unit powers and endorsements deemed necessary by Pledgee). Pledgor warrants and will defend and preserve Pledgee’s right, title and first priority security interest in and to the Pledged Securities against the claims and legal proceeding of any and all third parties.

(ii)	In addition, Pledgor will:

(A)	pay and discharge when due all taxes, levies and other charges or fees which may be assessed against the Pledged Securities;
(B)	not sell, assign (by operation of law or otherwise), transfer or otherwise dispose of the Pledged Securities to any party;
(C)	not permit the Pledged Securities to be used or owned in violation of any applicable law, regulation or policy of insurance;
(D)	not make any instructions or entitlement orders which are contrary to the terms of this Agreement; and
(E)	not create or suffer to exist any lien or encumbrance upon or with respect to the Pledged Securities, except the p edge, assignment, hypothecation and security interest created by tbis Agreement.

(e)       Certificates and Instruments. Tue Instruments described herein are all o :the Instruments, whether or not in the possession of Pledgor, which relate to the Pledge Secunties, and all of such Instruments are being delivered to Pledgee contemporaneously herewith.

(f)       Holding Periods. Pledgor will promptly furnish to Ple gee sue inf ation as Pledgee deems necessary to comply with Securities Laws as to the holding and d1sposrb.on of any Pledged Securities, and to determine the status of the Pledged Securities under Securities Laws, all in form satisfactory to Pledgee and at Pledgor’ s expense.

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6.	Exercise of Voting Rights.

Until the occurrence of an Event of Default, Pledgor shall be entitled to exercise all voting and other rights pertaining to the Pledged Securities for any purpose not inconsistent with this Agreement. During the continuance of an Event of Default, Pledgee shall have the sole right, without notice, to exercise voting and all other rights under or with respect to the Pledged Securities and give consents, waivers and ratifications in respect thereof, and Pledgor shall deliver to Pledgee such proxies and other documents as Pledgee may request to effectuate the foregoing.

7.	Dividend and Distributions.

(a)       Unless an Event of Default is then continuing, Pledgor shall be entitled to receive and retain any ordinary distributions (including tax distributions) paid with respect to the Pledged Securities. During the continuance of an Event of Default, all dividends and other distributions and returns of capital with respect to the Pledged Securities shall be paid to Pledgee and shall be applied by Pledgee to the Obligations in the manner described in Section 7(b) hereof.

(b)       Notwithstanding the foregoing, Pledgor’s right to receive and retain any and all distributions, dividends and payments in respect of the Pledged Securities purported to be pledged and assigned by Pledgor hereunder shall be further limited as follows: (i) distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Securities; and (ii) distributions paid or payable in cash in respect of any such Pledged Securities in connection with a partial or total liquidation or dissolution of the Company shall be forthwith delivered to Pledgee to hold and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor and be forthwith delivered to Pledgee as collateral in the same form as so received (with any necessary endorsement or assignment) to be applied to the Obligations in such order as Pledgee may determine in its sole and absolution discretion.

8.	Events of Default; Remedies.

(a)       During the continuance of an Event of Default, Pledgee shall be entitled to exercise all of the rights and remedies available to a secured party under the UCC as may be amended from time to time and other applicable law and all rights and remedies available to it under this Agreement. In any event, such rights and remedies shall include, without limitation: (i) the right to exercise and enforce its rights under Sections 6 and 7 hereof with respect to the Pledged Securities; and (ii) the right to sell, assign, transfer, endorse and deliver the whole or any part of the Pledged Securities or any interest therein at public or private sale for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Pledgee in its sole discretion shall deem appropriate. Pledgee shall conduct any such sale of the Pledged Securities effected by it in compliance with (or under an exemption from) applicable Securities Laws. Upon consummation of any such sale, Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Securities or any portion thereof so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor and Pledgor does hereby waive all rights of redemption, stay and appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now exiting or hereafter enacted. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b)       Terms of Sale. At any sale made pursuant to this Section 8, Pledgee may bid for or purchase, free from any right of redemption, stay and appraisal on the part of Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any portion of or all the Pledged Securities offered for sale and may make payment on account thereof by using any claim, or any portion thereof, then due and payable to Pledgee from Pledgor.

(c)       Application of Proceeds. During the continuance of an Event of Default, the proceeds of the sale or other disposition of any of the Pledged Securities shall be applied by Pledgee as follows: (i) first, to the payment of the costs and expenses of such sale or other disposition, including the out-of-pocket expenses of Pledgee and the reasonable fees and expenses of legal counsel employed in connection therewith, and to the payment of all reasonable costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement; (ii) second, to the payment of accrued and unpaid interest upon the Obligations described; (iii) third, to the payment of all unpaid Obligations; and (iv) fourth, any surplus after such application shall be paid to Pledgor, the representatives and assigns of Pledgor or as otherwise required by law or as a court of competent jurisdiction may direct.

(d)       Notwithstanding any provision contained herein to the contrary, Pledgor shall neither pursue any recourse nor seek any remedies against Pledgor but shall exercise all of Pledgor’s rights and remedies available under this Agreement or at law solely with respect to the Pledged Securities.

9.	Further Assurances.

Pledgor agrees to cooperate with Pledgee and to execute and deliver, or cause to be executed and delivered, all such other papers and to take all such other actions as Pledgee may request from time to time in order to carry out the purposes of this Agreement. Without limiting the foregoing, Pledgor agrees that all Pledged Securities shall at all times be in such form that Pledgee may sell, transfer, or otherwise dispose of same without any signature, action, or assistance from Pledgor; and Pledgor agrees to deliver to Pledgee the Pledged Securities (whether pledged at inception, by substitution or by addition) endorsed in blank and with executed unit powers, as appropriate and as requested by Pledgee. Pledgor further authorizes Pledgee to file one or more :financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Securities without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any :financing statement covering the Pledged Securities, or any part thereof shall be sufficient as a :financing statement where permitted by law.

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10.	Return of Pledged Securities.

This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Pledged Securities and shall remain in full force and effect until the irrevocable payment in full of all Obligations or the termination of this Agreement in writing by Pledgee, whichever occurs first. When all of the Obligations are irrevocably and fully paid and fully discharged, this Agreement shall terminate (except as otherwise provided herein) and Pledgor shall be entitled to the return of all the Pledged Securities not used or applied toward payment and discharge of the Obligations, and Pledgee agrees, upon such full payment and discharge of such Obligations, to return all such Pledged Securities which then may be in its custody hereunder to Pledgor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

11.	Duty of Pledgee; Exercise of Rights and Remedies.

Absent gross negligence or intentional misconduct, Pledgee shall neither have any duty to protect or preserve any of the Pledged Securities nor any income with respect thereto or as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to any of the Pledged Securities. Pledgor expressly acknowledges that Pledgee has no duty to: (a) insure the Pledged Securities against hazards; (b) give to Pledgor any notices, account statements, proxies or communications received by Pledgee regarding the Pledged Securities; (c) perfect or continue perfection of any security interest in the Pledged Securities in favor of Pledgor; (d) inform Pledgor of any decline in the value of the Pledged Securities or the existence of any option or elections with respect to the Pledged Securities; (e) take any action to invest or manage the Pledged Securities; (f) exercise, preserve or notify Pledgor with respect to any exchanges, puts, calls, redemptions, conversions, maturities, offers, tenders and other rights or requirements regarding the Pledged Securities or Pledgor’ s interest therein; or (g) sue or otherwise take action to preserve Pledgor’s or Pledgee’s interest in the Pledged Securities. After an Event of Default, Pledgee may exercise its rights and remedies with respect to any of the Pledged Securities without resort or regard to other security or sources of payment for Pledgor’s obligations. The foregoing also applies if Pledgee is deemed entitlement holder as to any Pledged Securities.

12.	Terms Subject to Applicable Law.

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable. If any term of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of any other terms of this Agreement or any other applications of such term shall in no way be affected thereby.

13.	Security Interest Absolute.

The obligations of Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against Pledgor to enforce this Agreement. All rights of Pledgee and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of: (a) any lack of validity or enforceability of the Indemnity Agreement or any other agreement or instrument relating to the Obligations; (b) any change in the time, manner or place of payment of or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any document relating to the Obligations, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company; (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, or consent to departure from any guaranty, for all or any of the Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Secured Party; or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party grantor of a security interest.

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14.	Miscellaneous.

(a)       Waivers. No failure to exercise, and no delay in exercising on the part of Pledgee, any right, power or remedy under this Agreement or the Indemnity Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The failure of Pledgee to insist upon the strict observance or enforcement of any provision of this Agreement or the Indemnity Agreement shall not be construed as a waiver or relinquishment of such provision. Any waiver of any right, power, remedy, term or condition contained herein shall only be effective if it is in writing and signed by Pledgee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Pledgor hereby waives any claim of marshalling of assets against Pledgee.

(b)       Survival of Agreements. All representations, warranties, covenants and agreements made by Pledgor in this Agreement or in any instrument, document or certificate furnished hereunder or in connection herewith shall be deemed to have been relied upon by Pledgee, notwithstanding any investigation heretofore or hereafter made by Pledgee, and shall survive the execution and delivery of this Agreement.

(c)       Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, without application of its conflict oflaw principles.

(d)       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Pledgee and Pledgor and their respective successors and assigns. This Agreement shall not be assigned by Pledgor. Pledgee may assign or otherwise transfer all or any portion of its rights in the Pledged Securities, and such assignee shall thereupon become vested with all of the benefits in respect thereof granted to Pledgee herein or otherwise.

(e)       Counterparts; Amendments. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall be deemed to constitute one and the same agreement. This Agreement may only be amended by a writing executed by Pledgor and Pledgee.

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(f)       Headings. The Section headings set forth in this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or to affect in any way their construction and application.

(g)       Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the signature page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre paid), facsimile or email (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

(h)       Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Pledgee in respect of the Obligations is rescinded or must otherwise be restored or returned by Pledgee upon the insolvency or banlauptcy of Pledger or upon the appointment of any intervenor or conservator of, or trustee or similar official for Pledger or any substantial part of its assets, or otherwise, all as though such payments had not been made.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed the foregoing Securities Pledge Agreement as of the Effective Date.

PLEDGOR:

/s/ James Walesa
James Walesa, Individually

Address for Notices:
c/o Allied Integral United, Inc. 8800 Village Drive. 2nd Floor San Antonio, TX 78217

PLEDGEE:

ALLIED INTEGRAL UNITED, INC.,
A Delaware corporation

By:
Name:
Title:

Address for Notices:
8800 Village Drive. 2nd Floor San Antonio, TX 78217 Attention: Secretary

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Schedule A

Pledged Securities

1.	Stock of Allied Integral United, Inc.

	a.	140,091.00 shares of Corporation’s common stock (ATIJ Common Stock)

	b.	48,500.00 warrants to purchase ATIJ Common Stock

	c.	181,659.00 shares of the Corporation’s 6.75% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share and all accrued interest thereon

2.	Stock of AIU Alternative Care, Inc.

	a.	48,500.00 shares of the 10.25% Series I Cumulative Convertible Preferred Stock, par value $0.01 per share, of ATIJ Alternative Care, Inc., and all accrued interest thereon